                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                                 FORM 8-K


                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported) August 4, 1994


                      LIBERTY NATIONAL BANCORP, INC.

            (Exact name of registrant as specified in charter)



   Kentucky                     0-9630                           61-0955936
(State or other               (Commission                     (IRS Employer
jurisdiction of               File Number)                   Identification
incorporation)                                                         No.)



416 West Jefferson Street, Louisville, Kentucky                  40202-3294
(Address of principal executive offices)                         (Zip code)



Registrant's telephone number,
               including area code           (502) 566-2000




              Former name or former address, if changed since
                       last report:  Not Applicable

Item 5.  Other Events


PRESS RELEASE

      Immediate                                                   August 4, 1994

      Theodore R. Frith                          John A. Russell
      Liberty National Bancorp, Inc.             BANC ONE CORPORATION
      (502) 566-2083                             (614) 248-5989


       BANC ONE to Complete Affiliation of Liberty National Bancorp, Inc.


      (Louisville, Ky.) BANC ONE CORPORATION (NYSE:ONE) and Liberty National Bancorp, Inc., (NASDAQ:LNBC), a multi-bank holding company headquartered in Louisville, Kentucky, jointly announced today that the affiliation of Liberty National will be completed at the close of business on August 15, 1994. The announcement was made by John B. McCoy, Chairman and Chief Executive Officer of BANC ONE, and Malcolm B. Chancey, Jr., Chairman and Chief Executive Officer of Liberty National.
      As provided for in the original agreement, the exchange rate has been increased to .9617 in order for Liberty National shareholders to receive $32.00 in value of BANC ONE stock for each share of Liberty National. This exchange ratio was based on a fifteen day pricing period from July 14, 1994 to August 3, 1994. Shareholders of Liberty National Bancorp, Inc. approved the transaction at a shareholders meeting held on August 3, 1994.
      Bank One, Lexington NA will join with Liberty National to become part of Banc One Kentucky Corporation. Liberty National's current Board of Directors will become directors of Banc One Kentucky Corporation. Malcolm B. Chancey, Jr. will become Chairman and Chief Executive Officer of Banc One Kentucky Corporation and Bank One, Kentucky NA. R.K. Guillaume, currently President of Liberty National, will become President of Bank One Kentucky NA, and William
R. Hartman will continue as Chairman and Chief Executive Officer of Bank One, Lexington NA.
      McCoy said, "This is a strategic affiliation for us in that our stated objective is to be one of the top three banks in the markets we serve. BANC ONE currently has the dominant retail market share in Lexington, and we are particularly pleased that Liberty has a 40%
retail loan share in Louisville. Combined, these two affiliates will become the largest banking corporation in Kentucky. In addition, Liberty has offices in Indiana which will increase our presence in that state and offices in Northern Kentucky which will expand our service in the greater Cincinnati market."
      Chancey said, "We are very pleased to be joining BANC ONE. The Corporation has demonstrated an exceptional ability that enables affiliates to dramatically improve operating performance while maintaining strong local autonomy. This association will permit us to play an even more significant role in the future growth of Kentucky."
      Liberty National Bancorp, Inc. had assets of approximately $5.3 billion as of June 30, 1994. BANC ONE CORPORATION had assets of $84.5 billion and common equity of $7.0 billion as of June 30, 1994. BANC ONE now operates 81 banks with 1,315 offices in Arizona, California, Colorado, Illinois, Indiana, Kentucky, Michigan, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. BANC ONE CORPORATION also operates several additional corporations that engage in data processing, venture capital, investment and merchant banking, trust, brokerage, investment management, equipment leasing, mortgage banking, consumer finance and insurance.
                                      # # #

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              LIBERTY NATIONAL BANCORP, INC.

Date:  August 5, 1994          By   /s/ CARL E. WEIGEL
                                    ----------------------
                                    Carl E. Weigel
                                    Treasurer